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                                                                  Exhibit 10.107

                                November 1, 2000



Lawrence J. Grill
790 Bromfield Road
San Mateo, CA  94402

     Re:  Employment Change Effective January 1, 2001.
          -------------------------------------------

Dear Larry:

     This letter sets forth the basic terms and conditions of your part-time employment with PAN AMERICAN BANK, FSB ("PAN AMERICAN") or an affiliated company. By signing this letter, you will be agreeing to these terms. This Agreement supersedes that certain Employment Agreement dated October 1, 1997, which terminated by its terms on December 31, 2000.

     1.  Term.  You will be employed from January 1, 2001, through December 31,
         ----
2001, and serve PAN AMERICAN in accordance with the term of this Agreement

     2.  Salary.  You will be paid a monthly salary of $4,750.00 (payable as
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$2,375.00 semi-monthly), which covers all hours worked and all compensation for
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your services, except for Benefits as set forth hereafter.

     3.  Duties.  You will make yourself available as a part-time Executive
         ------                                                   ---------
Consultant to the Chairman and President of Pan American to perform such
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executive duties, as requested.  You may be assigned different executive duties as needed, and such duties may change from time to time on reasonable notice, based on the needs of PAN AMERICAN. You will not be restricted from other activities and services, including consulting, directorship or investments, provided that such activities and services do not substantially interfere with being available to provide services or with the actual performance of duties hereunder or create any conflict of interest with such duties.

     4.  Hours and place of work.  It is understood that you will make yourself
         -----------------------
available to provide consulting services if requested and devote more than 50% of a normal business work week . You will be requested to provide services predominantly in Northern and Southern California but may provide such services from any location which is acceptable to PAN AMERICAN.

Lawrence J. Grill
November 1, 2000
Page 2

     5.  Benefits.
         --------
     (a) No vacation benefits will accrue to you during the term of this Agreement.

     (b) You will be entitled to participate in any PAN AMERICAN or affiliate group medical, dental, vision, life insurance, disability or accidental death/dismemberment insurance or similar plan made available to employees of PAN AMERICAN or affiliates as in force during the term hereof. PAN AMERICAN shall pay the monthly premium for such insurance.

     (c) On January 1, 2001, you will be entitled to commence drawing your benefits vested as of December 31, 2000, under the Salary Continuation Agreement dated October 1, 1997, as amended, but shall be entitled to no further accrual of benefits under the Salary Continuation Agreement, which shall be amended as set forth in Exhibit A.
                        ---------

     (d) You shall continue to be reimbursed for out-of-pocket expenses relating to monthly amounts of interest expense in excess of 5.81% on a bank loan (currently $99,000) that was obtained solely to exercise UPFC options prior to UPFC's public offering in April 1998 until the earlier of your repayment of the loan or June 30, 2001.

     6.  Termination.
         -----------

         (a)  For Cause
              ---------

              (i) PAN AMERICAN may terminate this Agreement and your employment hereunder without any further obligation or liability at any time for cause if proved that you committed acts of personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional and repeated failure to perform duties requested in writing, or material breach of any provision of this Agreement or any grounds specified in Section 563.39(b)(1) of the Office of Thrift Supervision (the "OTS") Rules and Regulations (and any subsequent regulations of the OTS or the Federal Deposit Insurance Corporation (the "FDIC") governing employment agreements).

              (ii) If you are suspended and/or temporarily prohibited from participating in the conduct of PAN AMERICAN's affairs by reason of a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(3) and (g)(1)), all obligations of PAN AMERICAN under this Agreement shall be suspended as of the date of service of the notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, PAN AMERICAN may, at its discretion, (i) pay you all or part of the compensation withheld while this Agreement was suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

              (iii) If you are removed and/or permanently prohibited from participating in the conduct of PAN AMERICAN's affairs by reason of an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(4) or (g)(1)), all obligations

Lawrence J. Grill
November 1, 2000
Page 3

of PAN AMERICAN under this Agreement shall terminate as of the effective date of that order, and you shall receive the amount of all accrued obligations to such date.

              (iv) If PAN AMERICAN is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of the default, and you shall receive the amount of all accrued obligations to date.

              (v) All obligations of PAN AMERICAN under this Agreement shall be terminated (except to the extent determined that continuation of this Agreement is necessary for the continued operation of PAN AMERICAN by the OTS or similar primary Other Regulatory authority, including the FDIC, (OCC, State Banking Authorities, such as the California Department of Financial Institutions) ("Other Regulator"), (i) at the time the FDIC enters into an agreement to provide assistance to or on behalf of PAN AMERICAN under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, or
(ii) at the time the OTS or Other Regulator approved a supervisory merger to resolve problems related to the operation of PAN AMERICAN, or when PAN AMERICAN is determined by the OTS or Other Regulator to be in an unsafe or unsound condition; provided, however, that you shall receive the amount of all accrued obligation to such date.

         (b)  Death
              -----

              (i) If you die during the term hereof, this Agreement will terminate without further obligation to you, other than payment of monthly salary through the end of the month in which death occurs, and for any other accrued but unpaid compensation.

     7.  Business Expense.  You will be entitled to reimbursement for ordinary
         ----------------
and necessary business expense approved in advance or are incidental to the services requested, or those expenses (such as mileage) which are in accordance wit policies, practices and procedures established from time to time by PAN AMERICAN.

     8.  Indemnification.
         ---------------

         (a)  Indemnification by PAN AMERICAN.  Pursuant to the terms of Section
              -------------------------------
545.121 of the OTS Rules and Regulations ("Section 545.121"), PAN AMERICAN agrees to indemnify, defend and hold harmless, you, from and against (a) the amount of any judgment for which you become liable as a result of any Action (as defined in Section 545.121) brought against you in your capacity as an officer or director of PAN AMERICAN, and (b) if you attain a favorable judgment in such Action, reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by you in defending or settling such Action, or in enforcing your rights under Section 545.121; provided however, that PAN AMERICAN shall have no obligation to indemnify you

Lawrence J. Grill
November 1, 2000
Page 4

hereunder unless (a) Final Judgment (as defined in Section 545.121) on the merits is in your favor; or (b) in the case of Settlement as defined in Section 545.121), Final Judgment against you, or Final Judgment in your favor other than on the merits, the disinterested directors of PAN AMERICAN determine that you were acting in good faith within the scope of your employment or authority as you could reasonably have perceived it under the circumstances and for a purpose you could reasonably have believed under the circumstances was in the best interests of PAN AMERICAN. If the disinterested directors of PAN AMERICAN reasonably conclude that, in connection with an Action, you may be entitled to indemnification, the directors shall authorize PAN AMERICAN to advance to you reasonable costs and expenses, including reasonable attorneys' fees, arising from the defense or settlement of such Action, subject to an undertaking by you to repay such amounts in the event of a final nonappealable determination that your are not entitled to indemnification, and the provisions of this Section 8.

         (b)  Notification of Claims.  After receipt of notice of commencement
              ----------------------
of any Action giving rise to a right of indemnification hereunder, you shall promptly notify PAN AMERICAN in writing of such Action and, when known, the facts constituting the basis for such Action (in reasonable detail). Failure by you to so notify PAN AMERICAN shall not relieve PAN AMERICAN of any liability hereunder unless such failure materially prejudices PAN AMERICAN.

         (c)  Indemnification Procedures.  PAN AMERICAN shall be entitled, if it
              --------------------------
so elects, to take control of the defense and investigation with respect to an Action and to employ and engage attorneys of its own choice to handle and defend the same, upon written notice to you of such election which notice acknowledges PAN AMERICAN's obligation to provide indemnification hereunder. PAN AMERICAN shall not settle any Action that is the subject of indemnification without your written consent, which consent shall not be unreasonably withheld; provided,
                                                                   --------
however, that PAN AMERICAN may settle an Action without your consent if such
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Settlement (i) makes no admission or acknowledgment of liability or culpability with respect to you, (ii) includes a complete release of you, and (iii) does not require you to make any payment or forego, relinquish or take any action or right. You shall cooperate in all reasonable respects with PAN AMERICAN and its attorneys in the investigation, trial and defense of any Action (including the filing in your name of appropriate cross claims and counterclaims). You may, at your own cost, participate in any investigation, trial and defense of such Action controlled by PAN AMERICAN. If, after receipt of a claim notice pursuant to Section 8(b), PAN AMERICAN does not undertake to defend any such Action, you may, but shall have no obligation to, contest such Action and PAN AMERICAN shall be bound by the result obtained with respect thereto by you (including, but not limited to, any Settlement thereof); provided, however, that you shall not
                                     --------  -------
settle such Action without the written consent of PAN AMERICAN, which PAN AMERICAN shall not reasonably withhold. PAN AMERICAN may, at its own cost, participate in any investigation, trial and defense of any Action controlled by you. If you reasonably believe that there may be a conflict of interest between you and

Lawrence J. Grill
November 1, 2000
Page 5

PAN AMERICAN in the conduct of the defense of any Action, you shall have the right, at the expense of PAN AMERICAN, to select your own counsel and assume the defense of the Action; provided, however, that you may not settle such Action
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without the consent of PAN AMERICAN which consent shall not be unreasonably withheld; provided, further, that you may settle an Action without PAN
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AMERICAN's consent if such Settlement (i) makes no admission or acknowledgment of liability or culpability, (ii) includes a complete release of PAN AMERICAN and (iii) does not require PAN AMERICAN to make any payment or forego, relinquish or take any action or right. At any time after the commencement of defense of any Action, PAN AMERICAN may request you to agree in writing to the abandonment of such contest or to the payment or compromise by PAN AMERICAN of such claim, whereupon such action shall be taken unless you determine that the contest should be continued and so notify PAN AMERICAN in writing within 15 days of such request from PAN AMERICAN. If you determine that the contest should be continued, PAN AMERICAN shall be liable hereunder only to the extent of the lesser of (i) the amount which the other party(ies) to the contested claim have agreed to accept in payment or compromise as of the time PAN AMERICAN made its request therefor to you less any additional expenses incurred by PAN AMERICAN subsequent to such event or (ii) such amount for which PAN AMERICAN would otherwise be liable with respect to such Action by reason of the provisions hereof.

         (d)  United PanAm Financial Corporation.  By executing a counterpart of
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this Agreement, United PanAm Financial Corp., a California corporation ("UPFC")
and the parent of PAN AMERICAN, agrees to indemnify, defend and hold you harmless from and against any matters respecting your service as an officer or director of UPFC to the same extent, and subject to the same limitations, as PAN AMERICAN's indemnification obligations arising under this Section 8 respecting your service as an officer or director of PAN AMERICAN.

     9.  Releases.
         --------

         (a) You agree unconditionally and forever to release and discharge PAN AMERICAN , its parent, subsidiaries, affiliates, successors-in-interest, and their respective officers, directors, employees, representatives, attorneys, agents and assigns from any and all claims, actions, causes of action, demands, rights or damages of any kind or nature which you may now have, or ever have, whether known or unknown, including any claims, causes of action or demands of any nature arising out of or in any way relating to your employment with, or separation from, PAN AMERICAN on or before the date hereof. This release specifically includes, but is not limited to, any claims for discrimination and/or violation of any statutes, rules, regulations or ordinances, whether federal, state or local, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, age claims under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefits Protection Act of 1990, the Employee Retirement Income Security Act of 1974, as amended, the California Fair Employment and Housing Act, the California Labor Code, the Equal Pay Act, the

Lawrence J. Grill
November 1, 2000
Page 6

Americans With Disabilities Act, the Rehabilitation Act of 1973, the Racketeer Influenced and Corrupt Organizations Act, the Financial Reform Recovery and Enforcement Act of 1989, and/or Section 1981 of Title 42 of the United State Code. You further agrees knowingly to waive the provisions and protections of
Section 1542 of the California Civ. Code, which reads:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor."


          (b) At the conclusion of this Agreement, PAN AMERICAN will pay you $3,000 upon your execution of a AWavier and Release Agreement" in the form attached as Exhibit B.
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     10.  Miscellaneous.
          -------------

          (a) This Agreement is subject to the concurrent execution of the following:

              (i) Amendment to the Salary Continuation Agreement dated October 1, 1997, between Pan American Bank and Lawrence J. Grill attached as Exhibit A.
                                                                     ---------

              (ii) Extension of the $300,000 loan to you from UPFC until December 31, 2002, under the existing terms and conditions, including interest deferral until maturity, on the terms set forth in the Promissory Note and Stock Pledge Agreement attached as Exhibit C.
                             ---------

          (b) Succession; Survival.  This Agreement shall inure to the benefit
              --------------------
of and shall be binding upon Pan American, its successors and assigns, but without your prior written consent, this Agreement may not be assigned other than in connection with a merger or sale of substantially all the assets of Pan American or a similar transaction involving United PanAm Financial Corp., in which the successor or the assignee assumes (whether by operation of law or express assumption) all the obligations of PAN AMERICAN hereunder.

          (c) Notices.  Any notice or other communication provided for in this
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Agreement shall be in writing and send to PAN AMERICAN at its headquarters to the attention of Mr. William Bron, Chairman of the Board, and to you at 790 Bromfield Road, San Mateo, California 94402, or such other address as specified in writing by you.

          (d) Entire Agreement; Amendments.  This Agreement contains the entire
              ----------------------------
agreement of the parties relating to the subject matter hereof and it supersedes any prior agreements, undertakings, commitments and practices relating to your employment by PAN AMERICAN or its

Lawrence J. Grill
November 1, 2000
Page 7

affiliates. No amendment or modification of the terms of this Agreement shall be valid unless made in writing and signed by you and, on behalf of PAN AMERICAN, by the Chairman.

          (e) Waiver.  No failure on the part of any party to exercise, or
              ------
delay in exercising, any  right shall be deemed a waiver.

          (f) Choice of Law/Arbitration.  This Agreement, the legal relations
              -------------------------
between the parties and any action, contractual or non-contractual, instituted by either party, arising out of claim under this Agreement or relationship of the parties, shall be:

              (i) Governed by and construed in accordance with the laws of California.

              (ii) Submitted to Arbitration at the request of either party and settled by binding arbitration conducted by the American Arbitration Association, Los Angeles, California, offices under its rules and regulations for commercial cases.

          (g) Confidentiality; Proprietary Information.  You agree not to make
              ----------------------------------------
use of, divulge or otherwise disclose confidential or proprietary information concerning PAN AMERICAN business, which you learned as a result of your employment during the term of this Agreement.

          (h) Severability.  If any provision of this Agreement is held invalid
              ------------
or unenforceable, the remainder of this Agreement shall remain in full force and effect.

          (i) No Mitigation.  In the event this Agreement is terminated by PAN
              -------------
AMERICAN other than for cause, you shall not be obligated to mitigate any damages you might suffer. PAN AMERICAN's obligation to make payments to you pursuant to this Agreement shall not be affected by any other employers or sources or any set-off, counterclaim, recoupment, defenses or other right which PAN AMERICAN or its affiliates may have against you.

Lawrence J. Grill
November 1, 2000
Page 8

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date hereof.


Dated                                      PAN AMERICAN BANK, FSB
-----

November _____, 2000                       By:       __________________________
                                                     William Bron, Chairman

                                           Employee:
                                                     Lawrence J. Grill


Agreed to only for the purpose of and extent of the Indemnification Provision in
Section 8.

                                           UNITED PANAM FINANCIAL CORP.


                                           By:       __________________________
                                                     William Bron, Chairman